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                           GOLDEN STATE HOLDINGS INC.

               9 1/8% Senior Subordinated Exchange Notes Due 2003

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                         SECOND SUPPLEMENTAL INDENTURE

                         Dated as of September 14, 1998

           Supplementing the Indenture dated as of January 31, 1996,
              as Supplemented, Between Golden State Holdings Inc.
            (formerly known as New First Nationwide Holdings Inc.),
                as successor to First Nationwide Holdings Inc.,
                      and The Bank of New York, as Trustee

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                              THE BANK OF NEW YORK,
                                   AS TRUSTEE

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                         SECOND SUPPLEMENTAL INDENTURE

         SECOND SUPPLEMENTAL INDENTURE, dated as of September 14, 1998 (the "Second Supplemental Indenture"), among GOLDEN STATE HOLDINGS INC. (formerly known as New First Nationwide Holdings Inc.), a Delaware corporation (the "Company"), as successor to First Nationwide Holdings Inc., and THE BANK OF NEW YORK (the "Trustee"), as Trustee under the Indenture referred to herein.

         WHEREAS, the Company and the Trustee heretofore executed and delivered an Indenture, dated as of January 31, 1996, as supplemented (the "Indenture"), in respect of the Company's $140 million aggregate principal amount of 9 1/8% Senior Subordinated Exchange Notes Due 2003 (the "Securities"); and

         WHEREAS, Section 10.02 of the Indenture provides that the Company and the Trustee may amend the Indenture with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding; and

         WHEREAS, the Holders of at least 50% in aggregate principal amount of the Securities outstanding have consented to the amendments effected by this Second Supplemental Indenture; and

         WHEREAS, this Second Supplemental Indenture has been duly authorized by all necessary corporate action on the part of the Company.

         NOW, THEREFORE, the Company and the Trustee agree as follows for the equal and ratable benefit of the Holders of the Securities:

                                   ARTICLE I

                                   AMENDMENT

         Upon the commencement of the Offer (as such term is defined in the offer letter dated September 14, 1998 from the Company) each of the following shall occur:

         SECTION 1.1. Deletions. Sections 4.02, 4.03, 4.04, 4.05, 4.07, 4.08,
4.09, 4.10, 4.11, 4.12, 6.01(5) and 6.01(8) of the Indenture are hereby amended by deleting all such sections and all references thereto in their entirety.

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         SECTION 1.2. Amendment to Section 5.01. Section 5.01 of the Indenture
is hereby amended by deleting in its entirety subsection (iii) of Section 5.01.

         SECTION 1.3. Amendment to Section 6.03. Section 6.01(3) of the Indenture is hereby amended to read in its entirety as follows:

     the Company fails to comply with Section 4.06 (other than a failure to purchase Securities) and such failure continues for 30 days after the notice specified below;

         SECTION 1.4. Conforming Amendments. The form of Security and the outstanding Securities are hereby amended to make any and all changes that correspond to the amendments to the Indenture set forth in Sections 1.1 through
1.3 of this Second Supplemental Indenture.

         SECTION 1.5. Trustee's Acceptance. The Trustee hereby accepts this Second Supplemental Indenture and agrees to perform the same under the terms and conditions set forth in the Indenture.

                                   ARTICLE II

                                 Miscellaneous

         SECTION 2.1. Interpretation. Upon execution and delivery of this Second Supplemental Indenture, the Indenture shall be modified and amended in accordance with this Second Supplemental Indenture, and all the terms and conditions of both shall be read together as though they constitute one instrument, except that, in case of conflict, the provisions of this Second Supplemental Indenture will control. The Indenture, as modified and amended by this Second Supplemental Indenture, is hereby ratified and confirmed in all respects and shall bind every Holder of Securities. In case of conflict between the terms and conditions contained in the Securities and those contained in the Indenture, as modified and amended by this Second Supplemental Indenture, the provisions of the Indenture, as modified and amended by this Second Supplemental Indenture, shall control.

         SECTION 2.2. Conflict with Trust Indenture Act. If any provision of this Second Supplemental Indenture limits, qualifies or conflicts with any provision of the TIA that is required under the TIA to be part of and govern any provision of this Second Supplemental Indenture, the provision of the TIA shall control. If any provision


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of this Second Supplemental Indenture modifies or excludes any provision of the
TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Second Supplemental Indenture, as the case may be.

         SECTION 2.3. Severability. In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 2.4. Terms Defined in the Indenture. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

         SECTION 2.5. Headings. The Article and Section headings of this Second Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Second Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

         SECTION 2.6. Benefits of Second Supplemental Indenture, etc. Nothing in this Second Supplemental Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Second Supplemental Indenture or the Securities.

         SECTION 2.7. Successors. All agreements of the Company in this Second Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Second Supplemental Indenture shall bind its successors.

         SECTION 2.8. Trustee Not Responsible for Recitals. The recitals contained herein shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness.

         SECTION 2.9. Certain Duties and Responsibilities of the Trustee. In entering into this Second Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

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         SECTION 2.10. Governing Law. This Second Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

         SECTION 2.11. Counterpart Originals. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

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         IN WITNESS WHEREOF, the parties hereto have executed this Second
Supplemental Indenture as of the date first above written.

                                   GOLDEN STATE HOLDINGS INC.

                                   By:  /s/ Richard H. Terzian
                                        --------------------------------
                                        Name: Richard H. Terzian
                                        Title: Chief Financial Officer

                                   THE BANK OF NEW YORK,
                                        as Trustee

                                   By:
                                        --------------------------------
                                        Name:
                                        Title:

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         IN WITNESS WHEREOF, the parties hereto have executed this Second
Supplemental Indenture as of the date first above written.

                                   GOLDEN STATE HOLDINGS INC.

                                   By:
                                        --------------------------------
                                        Name:
                                        Title:

                                   THE BANK OF NEW YORK,
                                        as Trustee

                                   By:  /s/ Thomas C. Knight
                                        --------------------------------
                                        Name: THOMAS C. KNIGHT
                                        Title: ASSISTANT VICE PRESIDENT